November 30, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

 Re: BNC Bancorp

Ladies and Gentlemen:

 Pursuant to General Instruction 7 to Form 3 (Initial Statement of Beneficial Ownership),
Form 4 (Statement of Changes in Beneficial Ownership) and Form 5 (Annual Statement of
Changes in Beneficial Ownership) promulgated by the Securities and Exchange Commission
(the "Commission") pursuant to Section 16 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), the undersigned director, officer and/or shareholder of BNC Bancorp (the
"Company") hereby authorizes and designates Drema A. Michael to execute and file with the
Commission on the undersigned's behalf any and all statements on Form 3, Form 4 or Form 5 relating to the undersigned's beneficial ownership of securities of the Company as required by
Section 16(a) of the Exchange Act and the rules of the Commission promulgated thereunder.
This authorization and designation shall be effective for so long as the undersigned remains subject to the provisions of Section 16 of the Exchange Act.

 Effective as of the 30th day of November, 2012.

      /s/ Elaine M. Lyerly
      Elaine M. Lyerly